EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

BCB Community Bank 401(k) Plan

Bayonne, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-165127) of BCB Bancorp, Inc., Inc. of our report dated June 29, 2026, relating to the financial statements and supplemental schedules of the BCB Community Bank 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.
New York, New York

June 29, 2026